EXHIBIT 31.1

CERTIFICATION

I, Trevor Newton, certify that:

1.    I have reviewed this quarterly report on Form 10-Q of Patriot Gold Corp.;

2.    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Dated: September 14, 2016

By:	/s/ Trevor Newton
Trevor Newton
Chief Executive Officer, President, Treasurer and Secretary
(Principal Executive Officer and Principal Financial Officer)